Exhibit 7
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.
Dated: October 27, 2009

HONG LEONG ASIA LTD.
By:	/s/ Kwek Leng Peck
	Name	: Kwek Leng Peck
	Title	: Director

HL TECHNOLOGY SYSTEMS PTE LTD
By:	/s/ Teo Tong Kooi
	Name	: Teo Tong Kooi
	Title	: Director

HONG LEONG (CHINA) LIMITED
By:	/s/ Teo Tong Kooi
	Name	: Teo Tong Kooi
	Title	: Director

WELL SUMMIT INVESTMENTS LIMITED
By:	/s/ Kwek Leng Peck
	Name	: Kwek Leng Peck
	Title	: Director